UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2010

EPOD SOLAR INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53459	20-3551488
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

950 John Daly blvd, Suite 260, Daly City, CA 94015	94015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 491-3449

5 – 215 Neave Road, Kelowna, British Columbia, Canada	V1V 2L9
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03	Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year

EPOD Solar Inc. (“EPOD” or the “Registrant”) has changed its fiscal year end from May 31 to a new fiscal year end of December 31.

As reported by the Registrant in its previous reports, the Registrant consummated an acquisition pursuant to a Stock Purchase Agreement dated August 18, 2010 (the “Agreement”), with Nanotech Industries International Inc.(“Nanotech”), pursuant to which, on the terms and subject to the conditions set forth therein, the Registrant agreed to acquire all of the outstanding capital stock of Nanotech in exchange for the issuance of 3,381,003 shares of its common stock to the shareholders of Nanotech (the “Acquisition”). The Acquisition was consummated on August 30, 2010 (the “Closing Date”).

Prior to the Acquisition, EPOD maintained a fiscal year ending May 31. In accordance with the Accounting and Financial Reporting Interpretations and Guidance prepared by the staff of the U.S. Securities and Exchange Commission, in the Acquisition, the Registrant (the legal acquirer) is considered the accounting acquiree and Nanotech (the legal acquiree) is considered the accounting acquirer. The consolidated financial statements of the combined entity are in substance those of Nanotech, with the assets and liabilities, and revenues and expenses of the Registrant being included effective from the date of the consummation of the Acquisition on August 30, 2010. The Registrant is deemed to be a continuation of the business of Nanotech. Accordingly, the Registrant is adopting a fiscal year end of December 31, consistent with the past accounting practice of Nanotech.

As a result of this change in fiscal year, the Registrant’s quarterly reporting periods will be comprised of the three calendar months ending March 31, June 30 and September 30. The Registrant’s next periodic report under the Securities Exchange Act of 1934 will be on Form 10-Q for the three-month ended September 30, 2010. Following the filing of the Form 10-Q, the next periodic report filed will be on Form 10-K for the fiscal year ending December 31, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPOD SOLAR INC.

By: /s/:Joseph Kristul
      Joseph Kristul
      President and Chief Executive Officer

Date: October 5, 2010